EXHIBIT 10.18

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2013 (the “Effective Date”), by and between Copart, Inc., a Delaware corporation (the “Company”), as employer, and John Lindle (“Employee”), as employee, for the benefit of the Company and its parent, subsidiaries, and affiliates. The Company and Employee are sometimes also referred to herein individually as a “Party” and together as the “Parties.”

RECITALS:

A.

Pursuant to that certain Stock Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”) by and among the Company, QCSA Group, LLC, a Delaware limited liability company (“QCSA”), and Salvage Parent, Inc., a Delaware corporation (“SPI”), the Company is purchasing from QCSA all of the issued and outstanding shares of SPI’s common stock. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreement.

B.

Immediately prior to the Effective Date, Employee was employed by QCSA Holdings, Inc., a Delaware corporation and a wholly-owned Subsidiary of SPI (“Holdings”), as the Chief Executive Officer and President of Holdings pursuant to that Employment Agreement dated as of December 18, 2009 (the “Prior Agreement”).

C.

The Company desires Employee to be employed by the Company after the closing of the transactions contemplated by the Purchase Agreement, which shall be effective as of the Effective Date, and Employee desires to be employed by the Company on and after the Effective Date.

D.

The Parties desire to fully and finally resolve all issues regarding Employee’s employment by Holdings and to set forth the terms of Employee’s employment by the Company.

E.

Company would not have entered into the Purchase Agreement but for Employee’s promises in this Agreement, including but not limited to the protective covenants contained in Section 7 and the release contained in Section 8 of this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.

Employment. Company agrees to employ Employee in the position of Senior Vice President of Strategic Growth of the Company and Chief Executive Officer of Holdings. Employee will be responsible for performing those duties that are reasonably assigned to Employee by the Board of Directors of the Company or any authorized committee or designee thereof (the “Board”). Employee will work full time for the Company and for no other employer while employed by the Company. Employee agrees to perform all assigned duties to the best of

Employee’s ability. Employee will conduct himself at the highest professional standards of ethics and integrity. Employee agrees to devote Employee’s full business time to the Company’s business and to act always in the best interests of the Company. Employee will comply with all applicable laws and all of the Company’s rules and policies as adopted from time to time. Employee’s position, title, job description, duties and responsibilities may be modified from time to time in the sole discretion of the Board.

2.

Term of Agreement. This Agreement shall commence on the Effective Date and will continue until December 31, 2014 (the “Term”), unless terminated earlier in accordance with terms of Section 5 of this Agreement. The Parties agree that the obligations created in Sections 7, 8 and 9 of this Agreement will survive the termination of this Agreement and the termination of Employee’s employment with the Company.

3.

Compensation.

(a)

The Company shall pay Employee an annual salary of $210,000 (“Base Salary”), payable in bi-weekly installments in accordance with the Company’s customary practices from time to time in effect.

(b)

The Company shall provide Employee with a car allowance of $9,000 per year, payable $750 per month.

(c)

For each Company fiscal year during the Term, Employee will also be entitled to receive an annual cash bonus (the “Bonus”) in an amount determined by the Board based upon Employee’s contributions and performance. Payment of the Bonus shall be a discretionary decision of the Board. The Bonus, if any, will be paid as soon as practical following the determination by the Board that the Bonus has been earned, but in no event after the fifteenth day of the third month of the Company’s fiscal year or the calendar year, whichever is later, following the date Employee earns the Bonus and it is no longer subject to a substantial risk of forfeiture.

(d)

All raises, bonuses, stock option grants, and promotions, if any, are based on merit, as determined by the Board in its sole discretion.

(e)

Employee shall be reimbursed (or in appropriate circumstances receive advances for) ordinary and necessary business expenses incurred by Employee in connection with the Company’s business.

(f)

All payments made pursuant to this Agreement will be subject to applicable taxes and withholdings in accordance with Company policy.

(g)

If Employee’s employment is terminated by the Company or Employee, all accrued compensation due to Employee through the date of termination shall be paid on the next regularly scheduled payday following Employee’s termination or in accordance with applicable law. Employee’s employment and all further and future compensation to Employee shall immediately cease effective as of the termination date. In addition, upon termination of Employee’s employment, Employee shall pay the Company any amounts owed by Employee to the Company, and the Company shall be entitled to offset against any amounts owed to Employee any amounts that are lawfully owed by Employee to the Company without prejudice to any other rights or remedies of the Company available at law or in equity.

(h)

Employee agrees that the compensation stated in this Section 3 constitutes the full and exclusive monetary consideration and compensation for all services rendered under this Agreement and for all promises and obligations under this Agreement.

4.

Benefits. Employee shall be entitled to employment benefits such as but not limited to vacation, holidays, leaves of absence, health insurance, dental insurance, etc., if any, available to employees of the Company generally, in accordance with any policies, procedures, or benefit plans adopted by the Company from time to time during the Term. Employee’s rights and those of Employee’s dependents under any such benefits policies or plans shall be governed solely by the terms of such policies or plans. The Company reserves to itself, or its designated administrators, exclusive authority and discretion to determine all issues of eligibility, interpretation and administration of each such benefit plan or policy. The Company’s employment benefits, and policies related thereto, are subject to termination, modification or limitation at the Company’s sole discretion. Upon termination of Employee’s employment with the Company for any reason, Employee’s rights under any applicable benefit plans shall be determined under the provisions of those plans.

5.

Termination and Severance.

(a)

If the Company terminates Employee’s employment during the Term, other than for death, Disability or Cause (each as defined below), or if Employee terminates his employment during the Term for Good Reason (as defined below), then, in lieu of any severance benefits to which Employee may otherwise be entitled under any Company severance plan or program, and subject to the remaining provisions of this Section 5, Employee shall be eligible to receive a lump sum payment equal to six (6) months’ of Employee’s Base Salary, less applicable tax withholding (the “Severance Payment”). In addition, if the Company terminates Employee’s employment during the first six (6) months’ of the Term, the Severance Payment Employee is eligible to receive under this Section 5(a) shall be increased by the amount of Base Salary Employee would have earned during the period beginning on the date of termination and ending on the six (6) month anniversary of the Effective Date.

(b)

The Company may terminate Employee’s employment for Cause immediately by giving written notice to Employee. No compensation or benefits will be paid or provided to Employee under this Agreement on account of a termination for Cause, or for periods following the date when such a termination of employment is effective. As used in this Agreement, “Cause” shall mean Employee’s failure to perform his duties hereunder; Employee’s breach of a material provision of this Agreement (including, without limitation, Section 7) or the agreements incorporated herein by reference; Employee’s violation of a federal law, state law, or regulation applicable to the business of the Company; misappropriation or embezzlement of Company funds or an act of fraud or dishonesty upon the Company made by Employee;

conviction of, or plea of nolo contendre to, a felony; Employee’s continued failure to comply with directives of the Company’s Chief Executive Officer or Board; Employee becoming employed in any capacity by any Competing Business (as defined below); or any conduct of Employee that is contrary to the best interests of and/or adversely affects the reputation of the Company, it officers, directors, or employees.

(c)

The Company may terminate Employee’s employment for Disability by giving Employee 30 days’ advance notice in writing. No compensation or benefits will be paid or provided to Employee under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. As used in this Agreement, “Disability” shall mean that Employee, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than six (6) consecutive months as the result of his incapacity due to physical or mental illness. In the event that Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment under this Section 5(c) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

(d)

Employee may terminate his employment for Good Reason within 30 days following the expiration of any Company cure period (as described below) if one or more of the events described in clauses (i) and (ii) below shall have occurred without Employee’s prior written consent:

(i)

the assignment to Employee of any duties or the reduction of Employee’s duties, either of which results in a material diminution in Employee’s position or responsibilities with the Company in effect immediately prior to such assignment, or the removal of Employee from such position and responsibilities (other than a promotion or similar move to another position);

(ii)

a material breach by the Company of a material provision of this Agreement.

Employee may not resign for “Good Reason” unless Employee has provided the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of such grounds for “Good Reason” and a reasonable cure period of 30 days following the date of such notice.

(e)

Employee’s employment shall terminate immediately upon Employee’s death. The Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of Employee’s death, or for periods following Employee’s death.

(f)

The receipt of any Severance Payment or other benefits after the termination of Employee’s employment pursuant to this Agreement is subject to Employee signing and not revoking a severance agreement and release of claims in a form reasonably acceptable to the Company (the “Release”), which must become effective no later than the 60th day following the termination of Employee’s employment (the “Release Deadline”); if the foregoing condition is not met, Employee will forfeit any right to a Severance Payment or other benefits under this Agreement. To become effective, the Release must be executed by Employee and any revocation periods (as required by statute, regulation, or otherwise) must have expired without Employee having revoked the Release. In addition, no severance payments or benefits will be paid or provided until the Release actually becomes effective.

(g)

(i) Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Employee, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Payments”) will be paid or otherwise provided until Employee has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Employee, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Employee has a “separation from service” within the meaning of Section 409A

(ii)

Any severance payments or benefits under this Agreement that would be considered Deferred Payments will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Employee’s separation from service, or, if later, such time as required by Section 5(g)(iii). Except as required by Section 5(g)(iii), any installment payments that would have been made to Employee during the sixty (60) day period immediately following Employee’s separation from service but for the preceding sentence will be paid to Employee on the sixtieth (60th) day following Employee’s separation from service and the remaining payments shall be made as provided in this Agreement.

(iii)

Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” within the meaning of Section 409A (“Specified Employee”) at the time of Employee’s termination, then any Deferred Payments, which are otherwise due to Employee on or within the six (6) month period following Employee’s termination will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Employee’s separation from service or the date of Employee’s death, if earlier. All Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Treasury Regulation Section 1.409A-2(b)(2).

(iv)

Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) will not constitute Deferred Payments for purposes of Section 5(g)(i).

(v)

Amounts paid under the Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) that do not exceed the Section 409A Limit will not constitute Deferred Payments for purposes of Section 5(g)(i). For this purpose, “Section 409A Limit” means the lesser of two (2) times: (A) Employee’s annualized compensation based upon the annual rate of pay paid to Employee during Employee’s taxable year preceding the taxable year of Employee’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1)

and any Internal Revenue Service guidance issued with respect thereto; or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Code Section 401(a)(17) for the year in which Employee’s employment is terminated.

(vi)

The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A.

6.

Policies and Practices. The Company may, from time to time, establish policies and practices through manuals, policy statements, handbooks, memoranda or other communications. These policies and practices are subject to change and do not constitute contractual rights or obligations.

7.

Protective Covenants. The covenants in this Section 7 shall be referred to as the “Protective Covenants” and provide as follows:

(a)

As used in this Agreement,

(i) “Customer” means a person or entity that has had a business relationship with the Company within the last two (2) years of Employee’s employment with the Company and with whom Employee had personal contact (either with the person or with agents of the entity) in the course of performing his duties for the Company;

(ii) a “Competing Business” means a person or entity that (A) is in the business of auctioning salvage, used or recovered theft vehicles, or processing or selling damaged, abandoned, repossessed, total loss, or used or recovered theft vehicles, or (B) otherwise provides products or services that would compete with or displace the products or services of the Company;

(iii) any reference in the Protective Covenants to the point in time where Employee’s employment terminates refers to the end of Employee’s employment with the Company or any successor to which Employee’s employment may be transferred or assigned as a result of any reorganization, restructuring, merger or assignment by the Company, regardless of which party ends the relationship or why it is ended; and

(iv) in the event that Employee is found by a court or arbitrator to be in violation of one of the post-employment restrictions provided for in the Protective Covenants, then the period of time applicable to such restriction shall be extended by one day for each day Employee is found to be in violation of such restriction until such time as the restriction is complied with by Employee for a length of time that is equal to, but does not exceed, the length of time originally provided for.

(b)

The Company will provide Confidential Information (as defined in the Confidentiality and Intellectual Property Assignment Agreement form attached hereto as Exhibit A) to Employee during the Term. During employment with the Company and thereafter, Employee shall not, without the prior written consent of the Board, disclose or use for any purpose (except in the course of Employee’s employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. As an express condition of Employee’s employment with the Company, Employee agrees to execute a Confidentiality and Intellectual Property Assignment Agreement in the form attached hereto as Exhibit A and any such additional confidentiality agreements as from time to time requested by the Company.

(c)

During the Term and for eighteen (18) complete calendar months following the date on which Employee’s employment by the Company terminates for any reason (other than death), Employee will not, either directly or indirectly, (i) solicit, induce, or encourage any employee of the Company to leave the Company, or (ii) help another person or entity to hire away an employee of the Company, unless otherwise expressly authorized in writing to do so by an authorized officer of the Company. Notwithstanding the foregoing, if the Company terminates Employee’s employment prior to the end of the Term, other than for death, Disability or Cause, or if Employee terminates his employment prior to the end of the Term for Good Reason, then the covenant contained in this Section 7(c) shall terminate upon the 18 month anniversary of the Effective Date.

(d)

During the Term and for eighteen (18) complete calendar months following the date on which Employee’s employment by the Company terminates for any reason (other than death), Employee will not, directly or indirectly, interfere with the relationship between the Company and a Customer. It shall be considered a prohibited act of interference for Employee to participate in soliciting, encouraging, or inducing a Customer (i) to do business with a Competing Business or (ii) to stop or reduce doing business with the Company, except where such conduct is expressly authorized in writing by an authorized officer of the Company. The Parties stipulate that this restriction is inherently limited to a reasonable geography or geographic substitute because it is limited to the place or location where the Customer is located at the time. Notwithstanding the foregoing, if the Company terminates Employee’s employment prior to the end of the Term, other than for death, Disability or Cause, or if Employee terminates his employment prior to the end of the Term for Good Reason, then the covenant contained in this Section 7(d) shall terminate upon the 18 month anniversary of the Effective Date.

(e)

During the Term and for eighteen (18) complete calendar months following the date on which Employee’s employment by the Company terminates for any reason (other than death), Employee will not, directly or indirectly, as an employee, consultant, advisor, contractor, shareholder, director, partner, joint-venturer, or investor, assist in the management, administration, or sales activities of, or otherwise engage in, any Competing Business in any geographic area in which the Employee performed services for the Company and/or was responsible for managing the Company’s business (the “Protected Area”). The foregoing shall not be construed to prohibit passive investments such as mutual funds or ownership of less than 1% of a publicly-held company’s outstanding stock. The Parties stipulate that the geographic limitation used in this restriction is reasonable given Employee’s high level duties for the Company, the geographic scope of the Company’s business, and Employee’s in-depth knowledge of the Company’s confidential information and trade secrets. Notwithstanding the foregoing, if the Company terminates Employee’s employment prior to the end of the Term, other than for death, Disability or Cause, or if Employee terminates his employment prior to the end of the Term for Good Reason, then the covenant contained in this Section 7(e) shall terminate upon the 18 month anniversary of the Effective Date.

(f)

Without limitation, the Parties agree and intend that the covenants contained in this Section 7 shall be deemed to be a series of separate covenants and agreements, one for each and every county, state, city, or other political subdivision of the Protected Area. The Parties intend these covenants to be enforceable to the fullest extent of the law as to scope, time and geography, and to be interpreted as broadly as reasonably necessary to protect the business interests of the Company without unreasonably restricting Employee’s rights. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then the Parties agree that such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 7 are deemed by a court or arbitrator to exceed the time, geographic or scope limitations permitted by applicable law, then the Parties agree that such provisions shall be reformed by the court or arbitrator for purposes of the relief then requested (be it temporary or permanent), and for purposes of the jurisdiction covered by such court or arbitrator only, so that the restriction shall be enforceable to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law within that jurisdiction covered by the court or arbitrator.

(g)

Employee acknowledges and agrees that the covenants set forth in this Section 7 are (i) reasonable and necessary for the protection of legitimate business interests of the Company, (ii) not against the public interest, (iii) do not place a unreasonable burden upon Employee’s ability to earn a living, and (iv) relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value. Employee further acknowledges and agrees that a breach of any of such covenants will result in irreparable harm and damages to the Company which cannot be adequately compensated by a monetary award. Accordingly, the Parties expressly agree that, in addition to all other remedies available at law or in equity, the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin Employee from breaching any such covenant or provision or to specifically enforce the provisions of this Agreement.

8.

General Release. Employee, on behalf of himself, his heirs, and legal representatives, does hereby release, discharge and covenant not to sue or file any charges or claims against Holdings and/or any of Holding’s related or affiliated entities or successors (including, but not limited to the Company), or any of their current or former officers, directors, managers, employees or representatives (collectively, the “Released Parties”) under any common or statutory local, state, or federal law, for any type of claim, demand or action whatsoever arising out of or connected with his employment by Holdings and/or the Prior Agreement. Employee agrees not to make any claims or demands against the Released Parties for claims arising due to his employment prior to the Effective Date, such as, but not limited to, wrongful discharge; unlawful employment discrimination on the basis of sex or any other form of unlawful employment discrimination; retaliation; breach of contract; breach of the duty of good faith and fair dealing; violation of public policy; intentional or negligent infliction of emotional distress; promissory estoppel; defamation of character; duress; intentional misrepresentation or fraud; invasion of privacy; negligent hiring, retention, or supervision; any alleged act of harassment or intimidation; or any other intentional or negligent act of personal injury.

Employee represents that he has not filed any complaints, charges or lawsuits against the Released Parties with any governmental agency or any court and that he will not do so at any time hereafter; provided, however, this Agreement shall not limit Employee from filing a lawsuit for the sole purpose of enforcing his rights under this Agreement.

Employee further promises not to initiate a lawsuit or to bring any other claim against any of the Released Parties arising out of or in any way related to his employment by Holdings, the termination of his employment with Holdings, and/or the termination of the Prior Agreement.

Employee agrees that he has been fully compensated for all services he performed for Holdings and/or any of the Released Parties prior to the Effective Date. Employee agrees that as of the Effective Date he is not entitled to any payments or benefits from the Released Parties under the Prior Agreement or otherwise, including but not limited to payments of Base Salary and/or bonus compensation.

9.

WAIVER OF JURY TRIAL. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT, EMPLOYEE’S EMPLOYMENT RELATIONSHIP WITH THE COMPANY, OR ANY OF THE OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

10.

Choice of Law and Venue. The Parties agree that this Agreement shall be construed under the laws of the State of Texas. The Parties expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Dallas County, Texas, for any lawsuit arising out of relating to this Agreement or Employee’s employment relationship with the Company.

11.

Representations and Warranties of Employee. Employee hereby represents, warrants and covenants that, on and as of the Effective Date, Employee is not a party or subject to any non-competition or non-solicitation agreement or any other restrictive covenants, other than arrangements between Employee and the Company and other than arrangements disclosed in writing to the Company (“Prior Covenants”), which could give rise to any liability to any previous employer of Employee relating to or arising out of the Company’s recruitment or employment of, or other dealings, with Employee. Further, Employee shall not engage in any conduct during the Term which could give rise to any claim that such conduct violates any Prior Covenants.

12.

Severability. In the event that any provision, covenant, section, subsection, paragraph, or any portion thereof, of this Agreement is held by any court or other tribunal to be illegal, invalid or unenforceable, either in whole or in part, the legality, validity or enforceability of the remaining provisions, covenants, sections, subsections, paragraphs, or portions thereof shall not be affected thereby, and each such provision, covenant, section, subsection, paragraph, or any portion thereof shall remain valid and enforceable to the fullest extent permitted by law.

13.

Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) on the date of delivery, or, if earlier, (ii) one (1) day after being sent by a nationally recognized commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the Parties or their successors at the following addresses, or at such other addresses as the Parties may later designate in writing:

If to Employee:

John Lindle

___________________

___________________

If to the Company:

Copart, Inc.

Attn: Paul Styer

Senior Vice President & General Counsel

14185 Dallas Parkway, Suite 300

Dallas, TX 75254

or to such other address or the attention of such other person as the recipient Party has previously furnished to the other Party in writing in accordance with this Section 13. Employee will notify any prospective new employer of the Protective Covenants in this Agreement prior to accepting employment with such new employer. Both parties shall have the right to express their opinion to a third party about the enforceability and/or applicability of the Protective Covenants in this Agreement and appropriate remedies that may apply to Employee or those acting in concert with Employee, and no such communication with such a third party shall give rise to cause of action for tortious interference or otherwise.

14.

Miscellaneous.

(a)

Employee may not assign or delegate this Agreement or Employee’s obligations hereunder to any third party. This Agreement shall automatically inure to the benefit of the Company, and its parent, subsidiaries, affiliates, successors and assigns, and shall be enforceable by any one or more of same that has a legitimate business interest in such enforcement without the need for any further approval or action by Employee or the Company. In this regard, the Purchasers are expressly understood to be beneficiaries of this Agreement with a legitimate business interest in enforcing this Agreement and the right to enforce it. Employee expressly agrees that the Company may assign its rights and duties under this Agreement to any third party, including, without limitation, assignment in connection with any sale of some or all of Company’s assets or affiliated companies, or the merger by the Company, its parent company, or any affiliated entity, with or into any business entity, and that any such assignee shall have the right to enforce this Agreement to the full extent reasonable and necessary to protect a legitimate business interest of the assignee.

(b)

A waiver of any breach of this Agreement shall not be a waiver of any subsequent breach, nor modify this Agreement; provided, however, that if Employee believes that the Company has not complied with a provision of this Agreement then Employee will promptly notify the Company and if Employee fails to do so or elects to continue in the employment of the Company for more than ten (10) business days after the alleged breach then Employee will have waived the right to assert breach of the provision at issue as a defense to enforcement of this Agreement. This Agreement may be amended or modified by, and only by, a written instrument executed by both the Company and Employee. No waiver of any term or provision of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced.

(c)

The Company shall pay Employee $100 within seven (7) business days of Employee’s execution of this Agreement.

(d)

This Agreement, together with the Confidentiality and Intellectual Property Assignment Agreement between Employee and the Company of even date herewith, embody the entire agreement and understanding between the Parties concerning the matters covered herein and therein and supersede all prior agreements and understandings, whether oral or written, relating to the subject matter hereof and thereof, including but not limited to the Prior Agreement. Employee agrees that no verbal or other statement, inducement or representation relied upon by Employee for the execution of this Agreement has been made to Employee which is not contained in this Agreement.

(e)

This Agreement has been negotiated by the Parties, each having had the opportunity to be represented by counsel of its choice, and no provision hereof shall be construed against either Party by reason of that Party being considered to be the drafter of such provision. Employee represents that Employee has read this Agreement carefully and understands this Agreement or has relied exclusively on Employee’s counsel for an understanding of the terms and conditions herein.

(f)

As a condition to Employee’s employment, Employee may be required to sign additional documents, acknowledgements, and authorizations. Employee’s acceptance of employment pursuant to the terms of this Agreement shall be contingent upon Employee’s signing and delivering such documents, acknowledgements, and authorizations as the Company in its sole discretion deems to be appropriate. Without limiting the generality of the foregoing, Employee’s successful completion of a drug and background check with satisfactory results is a condition precedent to the Company’s obligations under this Agreement.

(g)

The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

(h)

This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one Party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

(i)

Nothing in this Agreement shall be construed to eliminate or diminish any common law or statutory obligation that Employee may have to the Company, such as, but not limited to, fiduciary duties of loyalty and confidentiality, trade secret protection, and the obligation to provide the Company with notice of corporate opportunities under the corporate opportunities doctrine.

* * * * * * * * * *

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

EMPLOYEE:

/s/ John Lindle

____________________________________

John Lindle

COMPANY:

COPART, INC.

By: /s/ Paul A. Styer

        ________________________________

      Paul A. Styer, Secretary

        ________________________________

EXHIBIT A

Form of Confidentiality and Intellectual Property Assignment Agreement

[attached]

COPART CONFIDENTIALITY AND

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

1.

Confidential Information and Trade Secrets

a.

You agree that all non-public information communicated to you with respect to the business of Copart, Inc. and its subsidiaries, including but not limited to QCSA Holdings, Inc. (collectively referred to herein as “Copart”), including without limitation Copart’s business management information system and any other confidential or trade secret information (collectively “Confidential Information”) gained by you by reason of association or employment with Copart, whether or not that Confidential Information was directly, indirectly or unintentionally communicated, shall be treated by you as confidential and shall not be disclosed to anyone without Copart’s express authorization. “Confidential Information” includes, but is not limited to, all data, systems, compilations, programs, devices, strategies, concepts, ideas or methods, regardless of whether kept in a document, electronic storage medium, or in the programmer’s memory, and any and all information concerning or related to:

(i)

Copart’s financial condition, results of operations, and amounts of compensation paid to officers and employees;

(ii)

marketing and sales programs of Copart and the terms and conditions (including prices) of sales and offers of sales for products and/or services by Copart along with information regarding Copart’s proposed products or designs, whether or not pursued by Copart;

(iii)

the terms, conditions and current status of Copart’s agreements and relationships with any customers, suppliers or other entities;

(iv)

the identities and business preferences of Copart’s actual and prospective customers and/or suppliers or any employee or agent of Copart’s actual and prospective customers and/or suppliers with whom Copart communicates along with Copart’s practices and procedures for identifying prospective customers;

(v)

the names and identities of any and all of Copart’s customers, including any and all customer lists or similar compilations;

(vi)

the manufacturing processes and techniques, regulatory approval strategies, computer programs, data, formulae, and compositions, service techniques and protocols, new product designs and other skills, ideas, and strategic plans possessed, developed, accumulated or acquired by Copart;

(vii)

personnel information including the productivity and profitability (or lack thereof) of Copart’s employees, agents, or independent contractors;

(viii)

any communications between Copart, its officers, directors, shareholders or employees, and/or any attorney retained by Copart for any purpose, or any person retained or employed by such attorney for the purpose of assisting such attorney in his or her representation of Copart;

(ix)

the cost or overhead associated with the goods and services provided by Copart along with Copart’s pricing structure for its goods or services, including its margins, discounts, volume purchases, rebates, mark-ups and/or incentives; and

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(x)

any other matter or thing, whether or not recorded on any medium or kept in your memory, (A) by which Copart derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (B) which gives Copart an opportunity to obtain an advantage over its competitors who do not know or use the same.

b.

You promise and agree that, both during and after your association with Copart, you shall not use or disclose any Confidential Information to any other person, unless specifically authorized in writing by an officer of Copart to do so. If an officer of Copart gives you written authorization to make any such disclosures or to use such information, you shall do so only within the limits and to the extent of that authorization. If a time limit is required in order to make this restriction enforceable, then the restrictions on use or disclosure of Confidential Information will only apply for three (3) years after the end of your association where information that does not qualify as a trade secret is concerned (the restrictions will apply to trade secret information for as long as the information remains qualified as a trade secret).

c.

You acknowledge and agree that the unauthorized use of or disclosure of any Confidential Information constitutes unfair competition for which Copart has no adequate remedy at law thereby making injunctive relief appropriate.

d.

You agree that during your association with Copart, you will not improperly use, disclose, or induce Copart to use any proprietary information or trade secrets of any third party which you have an obligation to keep in confidence. You further agree that you will not bring onto Copart’s premises or transfer onto Copart’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, Copart has been consented to in writing by such third party.

e.

You acknowledge that Copart has received and will in the future receive confidential or proprietary information belonging to third parties (“Third Party Confidential Information”) subject to a duty on Copart’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. You hereby agree to hold all such Third Party Confidential Information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out your work for Copart consistent with Copart’s agreement with such third party. You further agree to comply with any and all Copart policies and guidelines that may be adopted from time to time regarding Third Party Confidential Information.

2.

Intellectual Property Assignment

a.

As between Copart and you, you agree that all right, title, and interest in and to any and all Copart Inventions and Intellectual Property, as defined herein, are the sole property of Copart. “Copart Inventions and Intellectual Property” or “CIIP” refers to all inventions, works of authorship, copyright eligible works (such as materials, records, notes, drawings, and software), ideas, designs, developments, improvements, discoveries, and other intellectual property you develop, discover, or create (i) that relate to Copart’s business, or to any actual or demonstrably anticipated research, future work, or projects of Copart, whether or not conceived or developed alone or with others, and whether or not conceived or developed during regular working hours, or (ii) that result from any work you performed for Copart, performed on Copart time, or performed using Copart’s property, resources, or Confidential Information. You hereby assign to Copart, without further consideration, your entire right, title, and interest (throughout the United States and in all foreign countries) free and clear of all liens and encumbrances in and to all such CIIP, which shall be the sole property of Copart, whether or not patentable. You also agree to promptly make full written disclosure to Copart of any CIIP.

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b.

You hereby acknowledge and agree that all writings, ideas, information, and other works which may be copyrighted (including software and computer programs) which are related to the present or planned, or reasonably anticipated business of Copart and are prepared by you (solely or jointly with others) during your relationship with Copart shall be, to the extent permitted by law, deemed to be “works for hire” or the result of “works for hire,” as defined by U.S. copyright laws, with the copyright automatically vesting in Copart. To the extent that such writings and works are not works for hire, you hereby waive any and all rights in such writings and works and hereby assign to Copart all of your present and future rights, title and interest, including copyright, in such writings and works.

c.

Any assignment to Copart of CIIP includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, you hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

d.

You agree to keep and maintain adequate, current, accurate, and authentic written records of all CIIP made by you (solely or jointly with others) during the term of your association with Copart. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by Copart. As between Copart and you, the records are and will be available to and remain the sole property of Copart at all times.

e.

You further agree to reasonably cooperate with Copart, both during and after association with Copart, in obtaining and enforcing patents, copyrights, trademarks, and other protections of Copart’s rights in and to all CIIP. Without limiting the generality of the foregoing, you shall, at any time during or after association with Copart, at Copart’s request, execute all papers, render all assistance, and perform all lawful acts which Copart considers necessary or advisable for the preparation, filing, prosecution, issuance, procurement, maintenance or enforcement of patents, trademarks, copyrights and other protections, and any applications for any of the foregoing, of the United States or any foreign country for any CIIP and for the transfer of any interest you may have therein. You shall execute any and all papers and documents required to vest title in Copart or its nominee in any CIIP. If Copart is unable because of your mental or physical incapacity or for any reason to secure your signature to apply for or pursue any application for any United States or foreign patent, copyright or other registration covering CIIP, then you hereby irrevocably designate and appoint Copart and its duly authorized officers and agents as your agent and attorney in fact, to act for and on your behalf to do all lawfully permitted acts to further the prosecution and issuance of such registrations with the same legal force and effect as if executed by you.

f.

To the extent that you have any previously-created inventions that you wish to exclude from the scope of this Agreement (“Prior Inventions”), please notify Copart of all such inventions in writing prior to executing this Agreement. You agree not to incorporate any Prior Invention or any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Copart product, process or service without Copart’s prior written permission.

3.

Conflicting Obligations

You hereby represent and warrant that you have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, your obligations to Copart under this Agreement, or your ability to perform the services for which you are being retained by Copart. You further agree that if you have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, you will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. You represent and warrant that

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after undertaking a careful search (including searches of your computers, cell phones, electronic devices, and documents), you have returned all property and confidential information belonging to all prior employers (and/or other third parties you have performed services for in accordance with the terms of your applicable agreement).

4.

Return of Copart Materials

Following the end of your association with Copart or at any time upon demand from Copart, you will immediately deliver to Copart, and will not keep in your possession, recreate, or deliver to anyone else, any and all Copart property, including, but not limited to, Confidential Information, Third Party Confidential Information, all devices and equipment belonging to Copart (including computers, handheld electronic devices, telephone equipment, and other electronic devices), all tangible embodiments of the CIIP, all electronically stored information and passwords to access such property, Copart credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 2(e). You also hereby consent to an exit interview (at Copart’s election) to confirm your compliance with this Section 4.

5.

Miscellaneous

a.

The laws of the State of Texas (without regard to Texas’s conflict of law rules), as well as any and all applicable federal law, including U.S. copyright laws, shall apply to this Agreement. You hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Dallas County, Texas, for any lawsuit arising out of this Agreement.

b.

This Agreement will be binding upon your heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of Copart, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated. Notwithstanding anything to the contrary herein, Copart may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Copart’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise, without the need for further consent by you.

c.

This Agreement, together with Exhibit A, sets forth the entire agreement and understanding between the Copart and you with respect to the subject matters contained herein and supersedes all prior written and oral agreements, discussions, or representations between us regarding these subject matters.

d.

If a court or other body of competent jurisdiction finds, or the parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

e.

No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of Copart and you. Waiver by Copart of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

f.

The rights and obligations of the parties to this Agreement will survive termination of your association with Copart.

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Acknowledged and agreed:

/s/ John Lindle	5-28-13
____________________________________	___________________
Signature	Date

John Lindle
_________________________________
Name (printed)

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